News Release

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Anne Vincent

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AT&T Delivers Strong Second-Quarter Earnings Growth Driven by Merger Integration Progress, Solid Wireline Execution, Advances at Cingular Wireless

•	$0.46 reported earnings per diluted share, up 53.3 percent versus the year-earlier second quarter
•	$0.58 earnings per diluted share before merger-related costs, up 34.9 percent versus comparable results in the second quarter of 2005
•	Consolidated operating income margin up substantially to 16.5 percent on a reported basis, 19.0 percent before merger-related costs; full-year margin outlook raised
•	Cash from operating activities up 24.1 percent versus the second quarter of 2005 to $4.7 billion
•	1.5 million second-quarter net subscriber gain at Cingular Wireless to reach 57.3 million; 1.7 percent total subscriber churn, 1.5 percent postpaid – both down significantly over past three quarters

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on Tuesday, July 25, 2006, at www.att.com/investor.relations.

SAN ANTONIO, July 25, 2006 – AT&T Inc. (NYSE: T) today reported strong second-quarter earnings growth driven by progress in merger integration, solid execution in wireline operations and increased contributions from Cingular Wireless, which is 60-percent owned by AT&T.

AT&T’s second-quarter earnings per diluted share were $0.46 on a reported basis,

up 53.3 percent versus the year-earlier quarter. Before merger-related costs, earnings per diluted share were $0.58, up 34.9 percent versus comparable adjusted results in the second quarter of 2005. This marked AT&T’s fifth consecutive quarter of double-digit growth in earnings per share before merger-related costs.

Second-quarter net income totaled $1.8 billion on a reported basis, up 80.8 percent from the year-earlier quarter. Before merger-related costs, earnings were $2.3 billion, up 59.6 percent from pre-merger results in the second quarter of 2005. Cash from operating activities totaled $4.7 billion, up 24.1 percent versus the year-earlier second quarter.

AT&T Inc. 2Q 2006 Earnings – Page 2

"We delivered another strong quarter, with excellent growth in both earnings and cash flow,” said Edward E. Whitacre Jr., AT&T chairman and chief executive officer. "Cingular generated solid subscriber growth and its best-ever churn. Enterprise trends continue to be encouraging. Regional wireline revenues extended their growth record. Our SBC/AT&T merger integration projects are very much on plan, generating synergies and benefiting customers.

“These results demonstrate strong momentum as we look forward to the second half of the year and completion of our pending acquisition of BellSouth,” Whitacre added. “Last week, shareowners of both companies approved the merger, and we expect to receive the remaining regulatory approvals necessary for closing the transaction this fall.

“Now that the shareowner votes are complete, we plan to ramp up the share repurchase program we outlined in March,” Whitacre said. “We expect to buy back $10 billion of our shares by the end of 2007, with approximately $2 billion to $3 billion coming this year.”

Consolidated Financial Results

On Nov. 18, 2005, SBC Communications Inc. completed its acquisition of AT&T Corp. and adopted AT&T Inc. as its name. Reported results for the second quarter of 2006 include costs related to this merger as well as Cingular Wireless' fourth-quarter 2004 acquisition of AT&T Wireless. In the second quarter, AT&T's portion of Cingular's $499 million of merger integration and noncash intangible amortization costs amounted to $0.05 per diluted share, and SBC/AT&T merger integration and noncash intangible amortization costs amounted to $397 million, or $0.07 per diluted share.

•	On a reported basis, AT&T's second-quarter earnings per diluted share were $0.46, up 53.3 percent from $0.30 in the second quarter of 2005.
•

Excluding the items noted above, second-quarter adjusted earnings were $0.58 per diluted share, up 34.9 percent versus comparable adjusted earnings of $0.43 per diluted share in the year-earlier quarter. Adjusted results for the second quarter of 2005 exclude AT&T's portion of Cingular's $649 million of merger integration and noncash intangible amortization costs, which amounted to $0.08 per diluted share, and an AT&T merger-related charge of $236 million, or $0.05 per diluted share, for termination of agreements with WilTel Communications.

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Major drivers of earnings-per-share growth were increased contributions from Cingular Wireless and AT&T’s wireline operations, partially offset by an increased number of shares outstanding due to the acquisition of AT&T Corp. Reported results for the second quarter of 2005 do not include results from AT&T Corp.

AT&T's reported second-quarter 2006 net income was $1.8 billion versus a pre-merger $1.0 billion in the year-earlier second quarter. Excluding the items noted above, second-quarter earnings were $2.3 billion, compared with second-quarter 2005 earnings of $1.4 billion before merger-related costs.

Second-quarter consolidated revenues totaled $15.8 billion, up 53.2 percent from a pre-merger $10.3 billion in the second quarter of 2005 and up 0.1 percent sequentially.

Second-quarter operating expenses totaled $13.2 billion on a reported basis, up from a pre-merger $8.8 billion in the year-earlier quarter but down 2.9 percent sequentially.

Expense trends reflect early results from SBC/AT&T integration and progress in operational initiatives.

Second-quarter operating income totaled $2.6 billion on a reported basis, up

71.5 percent from a pre-merger $1.5 billion in the year-earlier quarter. Before merger-related costs, operating income was $3.0 billion, up 71.1 percent versus $1.8 billion in the year-earlier quarter.

AT&T's second-quarter operating income margin was 16.5 percent on a reported basis, up from 14.7 percent in the year-earlier second quarter. Before merger-related expenses, AT&T’s operating income margin was 19.0 percent versus 17.0 percent in the second quarter of 2005.

AT&T’s second-quarter cash from operating activities totaled $4.7 billion, up 24.1 percent from $3.8 billion the year-earlier quarter. Year to date, cash from operations totaled $7.2 billion, up 42.0 percent from $5.0 billion in the first half of 2005.

Wireline Highlights

AT&T’s wireline segment includes the combined former SBC and former AT&T Corp. wireline operations. Second-quarter 2006 wireline results reflect continued solid progress in merger integration, expanded margins and revenue trends that were consistent with first-quarter 2006 results.

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Total wireline revenues in the second quarter were $14.8 billion, up 59.3 percent versus a pre-merger $9.3 billion reported in the second quarter of 2005 and up 0.1 percent from results in the first quarter of this year.

In addition to reported results, AT&T is providing supplementary quarterly wireline revenue comparisons to pro forma results for 2005 to give investors additional background on trends in the business. These pro forma revenues combine results from the former SBC and the former AT&T Corp., with segments and categories consistent in all periods.

Versus pro forma results for the second quarter of 2005, AT&T’s second-quarter 2006 wireline revenues declined 5.0 percent. This compares with a 5.5 percent year-over-year pro forma decline in the first quarter of this year. More than two-thirds of AT&T’s year-over-year wireline revenue decline in the second quarter came from former AT&T Corp. national mass markets – primarily stand-alone long distance and local bundled services – where AT&T Corp. discontinued proactive marketing in 2004. Excluding results from this customer category, wireline revenues declined 1.8 percent year over year and grew 0.7 percent sequentially.

Wireline second-quarter customer highlights include:
•

Solid growth in regional small/medium-business revenues – up 4.9 percent versus pro forma results for the year-earlier quarter to $2.0 billion. This growth reflects positive trends in both data and voice services. Data revenues in this category grew 14.3 percent, driven by strength in transport and IP-based services.

•

Continued growth in regional consumer revenues – up 1.5 percent to $3.6 billion, driven by a 637,000 increase in consumer connections over the past year to 33.1 million. Consumer connections is a measure that combines retail access lines plus DSL lines and video connections. Total DSL lines increased by 342,000 to 7.8 million – up more than 1.8 million, or 30.3 percent, over the past year. AT&T | DISH Network satellite television connections increased by 42,000 to reach 533,000 in service. Additional lines declined by 106,000, consistent with results over the past several quarters, in large part due to the migration from dial-up Internet access to DSL. Primary consumer lines declined by 320,000, reflecting second-quarter seasonality in addition to migrations to wireless, cable and other competitors. Primary consumer line and DSL line disconnections are both typically higher in the second quarter due to end-of-college-year moves. In June, the company announced the initial

AT&T Inc. 2Q 2006 Earnings – Page 5

expansion of its AT&T U-verseSM services in San Antonio, the first market where the services are commercially available. AT&T U-verse services include next-generation television (IPTV) and high speed Internet offerings powered by Project Lightspeed, the company’s initiative to expand its fiber-optics network deeper into neighborhoods. AT&T is pleased with initial results and expects to offer its U-verse services in 15 to 20 markets (metropolitan statistical areas) within its traditional 13-state wireline area by the end of 2006. Markets beyond San Antonio are expected to be launched late in the fourth quarter, generally following the deployment plan being used in San Antonio.

•

Stabilizing enterprise revenues of $4.4 billion – essentially flat with results in the first quarter of this year, reflecting continued strong volume growth along with double-digit growth in IP data services. The second quarter’s 0.3 percent sequential decline in enterprise revenues compares with a sequential decline of 3.8 percent in the first quarter of this year. Versus pro forma results for the second quarter of 2005, enterprise revenues declined 7.5 percent. Excluding revenues from a payphone unit that the former AT&T Corp. sold in June of 2005, enterprise revenues would have declined 6.9 percent.

Wireline revenue comparisons reflect the movement of certain accounts during the second quarter of 2006 between customer categories, resulting in reclassified revenues between those categories for the current and past quarters. These movements correspond with changes in how the company serves customers as it continues to integrate operations. The changes affect previously reported revenues and trends in several customer categories and include moving $138 million of fourth-quarter 2004 carrier revenues from the enterprise customer category to wholesale. Total quarterly wireline revenues and product revenues were not affected by the changes. Additional adjustments may take place in future quarters as the company further integrates operations. Financial data that include the changes are on the Investor Relations page of AT&T’s Web site under the heading “Financial & Operational Results.”

Wireless Results

Cingular Wireless’ second-quarter results were driven by continued strong subscriber growth, its lowest-ever churn levels and further margin expansion as it integrates operations and strengthens network performance. In the second quarter:

AT&T Inc. 2Q 2006 Earnings – Page 6

•

Cingular posted a net subscriber gain of 1.5 million and ended the quarter with 57.3 million subscribers, an increase of 5.9 million over the past four quarters. Net postpaid subscriber additions in the second quarter totaled more than 1 million.

•

Average monthly churn was 1.7 percent overall, down 50 basis points versus the year-earlier second quarter and down 20 basis points sequentially. This marked Cingular’s third consecutive quarter with a 20 basis-point sequential decline in overall churn. Postpaid churn improved to 1.5 percent, down 30 basis points versus the year-earlier quarter and down 10 basis points sequentially.

•

Driven by subscriber gains and robust growth in data revenues, Cingular's total revenues grew to $9.2 billion, up 7.1 percent versus the year-earlier second quarter and up 2.7 percent from the first quarter this year. Cingular’s data revenues increased 51.2 percent year over year and 13.3 percent sequentially. Cingular’s data ARPU (average revenue per user) was $5.77 in the second quarter, up 38.7 percent versus the year-earlier second quarter and up 10.5 percent sequentially. Postpaid data ARPU was nearly $6.60.

•

On a reported basis, Cingular’s second-quarter operating expenses were $8.2 billion, up 1.2 percent from the second quarter of 2005. Before merger-related costs of $499 million, operating expenses were $7.7 billion. Most of Cingular’s merger-related costs in the second quarter were noncash. The $499 million total included $336 million in noncash amortization of intangibles as part of the acquisition of AT&T Wireless, $77 million in noncash merger integration costs, and $86 million in cash integration costs.

•

Cingular’s reported operating income for the second quarter of 2006 was $1.0 billion, up from $504 million in the year-earlier second quarter and $807 million in the first quarter of 2006. Operating income before merger-related costs was $1.5 billion, up from $1.2 billion in the year-ago second quarter and $1.4 billion in the first quarter of 2006.

As required by Generally Accepted Accounting Principles for joint ventures, AT&T includes Cingular Wireless' results in the Equity in Net Income of Affiliates line of its Consolidated Statements of Income rather than in consolidated revenues and expenses. Cingular's detailed financial results are shown in AT&T's Statements of Segment Income.

AT&T Inc. 2Q 2006 Earnings – Page 7

BellSouth Acquisition, Expanded Share Repurchase

On July 21, 2006, AT&T Inc. and BellSouth Corporation received approval from their stockholders for AT&T to acquire BellSouth. The acquisition is subject to approval by regulatory authorities and to other customary closing conditions. AT&T expects to receive the remaining approvals needed for the transaction to close by this fall.

AT&T announced in March that it expects to buy back $10 billion of its common shares by the end of 2007, and it expects approximately $2 billion to $3 billion of the repurchases to occur during 2006. This repurchase is intended to approximate the share premium paid to BellSouth stockholders as part of this transaction. The timing and nature of these repurchases will depend on market conditions and applicable securities laws.

Updated Financial Outlook

Based on first-half results and current trends, AT&T has updated portions of the 2006 financial outlook it provided in January.

•	AT&T now expects its full-year adjusted consolidated operating income margin to be in the 17 percent to 18 percent range, up from its previous outlook of 15 percent to 16 percent.
•

AT&T now expects to achieve full-year 2006 operating expense synergies from SBC/AT&T merger integration of $700 million to $900 million, up from its previous target range of $600 million to $700 million. Through the end of the second quarter, approximately $300 million of expense synergies had been realized.

•	In January, pension and retiree costs were expected to dilute full-year earnings per share by $0.06 to $0.08. AT&T now expects pension and retiree costs to dilute 2006 earnings by $0.04 to $0.06.
•

Project Lightspeed costs are now expected to reduce earnings per share in 2006 by $0.05 to $0.07, down from the $0.08 to $0.10 in January’s outlook, reflecting timing of scaled launch occurring later in the year.

•

Driven by demand for data services, capital expenditures in 2006 are expected to be at the high end or slightly above the previously outlined $8 billion to $8.5 billion – in the low teens as a percentage of revenues. This total includes capital for merger integration projects and Project Lightspeed deployment.

AT&T Inc. 2Q 2006 Earnings – Page 8

•

AT&T’s outlook for 2006 free cash flow after dividends is now expected to be in the mid-$2 billion range, up from its January outlook of approximately $2 billion, even with the majority of AT&T/SBC merger integration costs occurring this year. (Free cash flow after dividends is cash from operations plus AT&T’s proportionate share of Cingular free cash flow less capital expenditures and dividends.)

These updated expectations do not include any expected impacts from AT&T’s pending acquisition of BellSouth. As outlined in March when its plans to acquire BellSouth were announced, AT&T continues to expect double-digit adjusted EPS growth in each of the next three years, starting with 2006, along with significant growth in free cash flow after dividends. (After the BellSouth merger, free cash flow after dividends will be cash from operations less capital expenditures and dividends.)

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About AT&T

AT&T Inc. is one of the world's largest telecommunications holding companies and is the largest in the United States. Operating globally under the AT&T brand, AT&T companies are recognized as the leading worldwide providers of IP-based communications services to business and as leading U.S. providers of high speed DSL Internet, local and long distance voice, and directory publishing and advertising services. AT&T Inc. holds a 60 percent ownership interest in Cingular Wireless, which is the No. 1 U.S. wireless services provider with 57.3 million wireless customers. Additional information about AT&T Inc. and AT&T products and services is available at www.att.com.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s Web site at www.att.com/investor.relations.

Accompanying financial statements follow. Note that second-quarter 2005 results are reported and do not reflect any contribution from the former AT&T Corp. Previously released 2005 Pro Forma comparisons are available on AT&T's Investor Relations Web site at www.att.com/investor.relations.